EXHIBIT 4.1

Protein Design Labs, Inc.

and

J.P. Morgan Trust Company, National Association

as Trustee

_________________________________

INDENTURE

Dated as of July 14, 2003

_________________________________

$250,000,000 Principal Amount

2.75% Convertible Subordinated Notes due 2023

CROSS-REFERENCE TABLE

TIA Indenture		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10; 13.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.02
	(b)	12.05
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	12.03
	(e)	13.05
	(f)	N.A.
315	(a)	7.01(B)
	(b)	7.05; 13.02
	(c)	7.01(A)
	(d)	7.01(C)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
	317(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01

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INDENTURE, dated as of July 14, 2003 between Protein Design Labs, Inc., a Delaware corporation (the “Company”), and J.P. Morgan Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 2.75% Convertible Subordinated Notes due 2023 (the “Securities”).

I.              DEFINITIONS AND INCORPORATION BY REFERENCE

1.01         Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.  For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar or other co-agent.

“Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization.  In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.

“Common Stock” means the common stock, par value $.01 per share, of the Company, or such other Capital Stock into which the Company’s common stock is reclassified or changed.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

“Company Request” or “Company Order” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Control Agreement” means that certain Control Agreement, dated as of the date hereof, by and among the Company, the Trustee and JPMorgan Chase Bank, a New York banking corporation, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity, which Conversion Rate shall initially be 49.6618 shares of Common Stock per $1,000 Principal Amount at Maturity.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing $1,000 of Principal Amount at Maturity by the Conversion Rate then in effect.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice of to the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means UBS Securities LLC, Morgan Stanley & Co. Incorporated and CIBC World Markets Corp.

“Interest” includes liquidated damages, unless the context otherwise requires.

“Issue Date” means July 14, 2003.

“Lien,” with respect to any asset, means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, give or grant a security interest and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

“liquidated damages” has the meaning ascribed to it in the Registration Rights Agreement.

“Maturity Date” means August 16, 2023.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two (2) Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Option” means the Initial Purchasers’ option to acquire up to $50,000,000 of additional Securities (“Additional Securities”) as provided for in the Purchase Agreement.

“Permitted Payments” means any payments on the Securities that are directly or indirectly derived from the Pledged Financial Assets in accordance with the terms and provisions of the Pledge Agreement and this Indenture.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Pledge Account” has the meaning ascribed to it in the Pledge Agreement.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, by and between the Company and Trustee, relating to, among other things, the establishment and maintenance of the Pledge Account and the disbursement of funds or other assets therefrom, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Security Entitlements” has the meaning ascribed to it in the Pledge Agreement.

“Principal Amount at Maturity” of a Security means the principal amount at maturity as set forth on the face of the Security.

“Purchase Agreement” means the Purchase Agreement dated as of July 9, 2003 between the Company and the Initial Purchasers.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

“Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof between the Company and the Initial Purchasers.

“Repurchase Price” means, with respect to a Security duly tendered for purchase by the Company in accordance with Section 3.09, one hundred percent (100%) of the outstanding principal amount of such Security so tendered.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 2.75% Convertible Subordinated Notes due 2023 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Subsidiary” means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the

Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

“Trading Day” means a day during which trading in securities generally occurs on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“Voting Stock” means the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors.

1.02         Other Definitions.

Term	Defined in Section
“Additional Securities”	1.01
“Aggregate Amount”	10.06
“Bankruptcy Law”	6.01
“Business Day”	13.07
“Change in Control”	3.09
“Conversion Agent”	2.03
“Conversion Shares”	10.06
“Custodian”	6.01
“Designated Senior Indebtedness”	11.02
“Determination Date”	10.06
“Distribution Date”	10.06
“Event of Default”	6.01
“Expiration Date”	10.06
“Expiration Time”	10.06
“Global Security”	2.01
“Indebtedness”	11.02
“Legal Holiday”	13.07
“Market Price”	3.08
“Non-Payment Default”	11.04
“Notice of Default”	6.01
“Option Purchase Date”	3.08
“Option Purchase Notice”	3.08
“Option Purchase Price”	3.08
“Participants”	2.15

“Paying Agent”	2.03
“Payment Blockage Period”	11.04
“Payment Blockage Notice”	11.04
“Payment Default”	11.04
“Physical Securities”	2.01
“Private Placement Legend”	2.17
“Purchased Shares”	10.06
“Qualifying Foreign Merger”	5.01
“Redemption”	3.01
“Registrar”	2.03
“Release Amount”	12.04
“Release Distribution”	12.04
“Remaining Securities”	12.04
“Representative”	11.02
“Repurchase at Holder’s Option”	3.01
“Repurchase Date”	3.09
“Repurchase Event”	3.09
“Repurchase Event Notice”	3.09
“Repurchase Right”	3.09
“Repurchase Upon Repurchase Event”	3.01
“Resale Restriction Termination Date”	2.17
“Rights”	10.06
“Senior Indebtedness”	11.02
“Termination of Trading”	3.09

1.03         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04         Rules of Construction.

Unless the context otherwise requires:

(i)         a term has the meaning assigned to it;

(ii)        an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

(iii)       “or” is not exclusive;

(iv)       words in the singular include the plural and in the plural include the singular;

(v)        provisions apply to successive events and transactions; and

(vi)       “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

II.            THE SECURITIES

2.01         Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Security shall be dated the date of its authentication.

Securities offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1 and B-2.  The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $250,000,000 (or $300,000,000 if the Initial Purchasers elect to purchase Additional Securities pursuant to the Option).

Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

2.02         Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a written order of the Company signed by one Officer, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $250,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02.  Upon receipt by the Trustee of an Officers’ Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $50,000,000, pursuant to the Purchase Agreement, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence.  Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities.  The aggregate principal amount of Securities outstanding at any time may not exceed $300,000,000.

Upon a written order of the Company signed by two (2) Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(B).

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent.  An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

If a written order of the Company pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 13.04 hereof and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.03         Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf.  The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

2.04         Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.  If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05         Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

2.06         Transfer and Exchange.

Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met.  To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security that has been selected for redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 3.07, 3.08, 3.09, 9.05 or 10.02 not involving any transfer.

2.07         Replacement Securities.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company.  In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced.  The Trustee may charge for its expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

2.08         Outstanding Securities.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of the Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company) holds, on an Option Purchase Date, money and/or shares of Common Stock, if applicable and as herein provided, or holds, on the Redemption Date, Repurchase Date or Maturity Date, money, sufficient to pay, as herein provided, the Option Purchase Price, the Redemption Price, the Repurchase Price or the principal amount, as the case may be, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided in respect of Securities upon Repurchase at Holder’s Option, Redemption, Repurchase Upon Repurchase Event or maturity, then immediately after such date such Securities shall be deemed to be no longer outstanding, and interest on them shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent.  Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, the

Redemption Price, the Repurchase Price or the principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest.

If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the conversion date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security.

2.09         Securities Held by the Company or an Affiliate.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of the Subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

2.10         Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

2.11         Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion.  The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X.

2.12         Defaulted Interest.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Securities.  The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date.  The Company shall fix such record date and payment date.  At least fifteen (15) days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

2.13         CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14         Deposit of Moneys.

Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Repurchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Repurchase Date, as the case may be; provided, however, that, with respect to a Repurchase at Holder’s Option where all or a portion of the Option Purchase Price is to be paid in shares of Common Stock as provided in, and in compliance with, Section 3.08, the Company shall similarly deposit with the Paying Agent the amount of shares of Common Stock payable under Section 3.08 in respect of such Option Purchase Price.

2.15         Book-Entry Provisions for Global Securities.

(A)          The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for any Global Security and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or

(ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(C)           In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D)          Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(B) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(E)           The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16         Special Transfer Provisions.

(A)          Restrictions on Transfer and Exchange of Global Securities.  Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(B)           Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto.  Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities, an authentication order in accordance with Section 2.02 and an opinion of counsel in the form of Exhibit D hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

(C)           General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(D)          Transfers of Securities Held by Affiliates.  Any certificate (i) evidencing a Security that has been transferred to an Affiliate within two (2) years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any Affiliate was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

2.17         Restrictive Legends.

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”).

Each Global Security shall also bear the legend as set forth in Exhibit B-2.

III.           REDEMPTION

3.01         Right of Redemption.

Redemption of the Securities, as permitted by any provision of this Indenture, shall be made in accordance with paragraphs 6 and 7 (a “Redemption”), with respect to a repurchase at the Holder’s option, paragraph 8 (a “Repurchase at Holder’s Option”), and with respect to any repurchase upon a Repurchase Event, paragraph 9 (a “Repurchase Upon Repurchase Event”) of the Securities, in each case in accordance with the applicable provisions of this Article III.

The Company will comply with all federal and state securities laws in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Section 3.01.

Prior to August 16, 2008, the Company will not have the right to redeem any Securities.  On or after August 16, 2008, the Company will have the right to redeem all or any part of the

Securities at the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

3.02         Notices to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee at least fifteen (15) days prior to the mailing of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the aggregate principal amount of Securities to be redeemed.

3.03         Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee shall make the selection from Securities outstanding not previously called for Redemption.  The Trustee may select for Redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount.  Securities and portions of them the Trustee selects shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount.  The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

The Registrar need not transfer or exchange any Securities selected for Redemption, except the unredeemed portion of the Securities redeemed in part.  Also, the Registrar need not transfer or exchange any Securities for a period of fifteen (15) days before selecting Securities to be redeemed.

3.04         Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail by first-class mail, overnight delivery or telecopy a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

(i)         the Redemption Date;

(ii)        the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii)       the Conversion Rate and the Conversion Price;

(iv)       the names and addresses of the Paying Agent and the Conversion Agent;

(v)        the date on which the right to convert the principal of the Securities called for Redemption will terminate and the place or places where such Securities may be surrendered for conversion;

(vi)       that Holders who want to convert Securities must satisfy the requirements in Article X;

(vii)      the paragraph of the Securities pursuant to which the Securities are to be redeemed;

(viii)     that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(ix)       that unless the Company shall default in the payment of the Redemption Price, or accrued and unpaid interest, if any, payable as herein provided upon Redemption, interest on Securities called for Redemption ceases to accrue on and after the Redemption Date and that the Securities will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date; and

(x)        the CUSIP number or numbers, as the case may be, of the Securities.

The date on which the right to convert the principal of the Securities called for Redemption will terminate shall be at the close of business on the Business Day immediately preceding the Redemption Date.

At the Company’s request, upon reasonable prior notice, the Trustee shall give the notice of Redemption in the Company’s name and at the Company’s expense; provided that the form and content of such notice shall be prepared by the Company.

3.05         Effect of Notice of Redemption.

Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, and, on and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price or such accrued and unpaid interest), such Securities shall cease to bear interest.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to, but excluding, the Redemption Date, unless the Redemption Date is an interest payment date, in which case the accrued interest will be paid in the ordinary course.

3.06         Deposit of Redemption Price.

On or before the Redemption Date, the Company shall deposit with the Paying Agent money in funds immediately available on the Redemption Date sufficient to pay the Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date, of all Securities to be redeemed on that date.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.07         Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.

If any Security selected for partial Redemption is converted in part, the converted portion of such Security shall be deemed to be the portion selected for Redemption.

3.08         Purchase of Securities at Option of the Holder.

(A)          At the option of the Holder thereof, Securities shall be purchased by the Company pursuant to paragraph 8 of the Securities on August 16, 2010, August 16, 2013 and August 16, 2018 (each, an “Option Purchase Date”), at one hundred percent (100%) of the principal amount of the Securities (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, upon:

(i)            delivery to the Paying Agent, by the Holder, of a Purchase Notice, in the form set forth in the Securities, or any other form of written notice substantially similar thereto, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, stating:

(I)            the certificate number of the Securities which the Holder will deliver to be purchased;

(II)           the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof;

(III)          that such Principal amount of Securities shall be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture; and

(IV)          if the applicable Option Purchase Date is August 16, 2013 or August 16, 2018, whether, in the event the Company shall elect, pursuant to Section 3.08(C), to pay the Option Purchase Price, in whole or in part, in shares of Common Stock, and such portion of the Option Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions, as provided in this Section 3.08, to payment of the Option Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities to be so withdrawn, which amount must be $1,000 or an integral multiple thereof) or (ii) to receive cash in respect of the entire Option Purchase Price for the Securities (or portions thereof) to which such Purchase Notice relates; and

(ii)           delivery of such Securities (together with all necessary endorsements) to the Paying Agent after delivery of the Purchase Notice at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Option Purchase Date; provided, however, that such Option Purchase Price and such accrued and unpaid interest shall be so paid pursuant to this Section 3.08 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest, if any,) as promptly as practicable following the later of the applicable Option Purchase Date and the time of delivery of the Security, but in no event more than three (3) Business Days following the later of the applicable Option Purchase Date or the time of delivery of the Security.  In accordance with the preceding sentence, if all or a portion of the Option Purchase Price is to be paid in shares of Common Stock pursuant to and in accordance with this Section 3.08, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in full or partial payment of the Option Purchase Price as herein provided and cash in lieu of any fractional interests.  The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the date of delivery of such certificate as described in the previous sentence.  Except as otherwise provided in this Section 3.08, no payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the applicable Option Purchase Date.

If a Holder, in such Holder’s Purchase Notice, fails to indicate such Holder’s choice with respect to the election set forth in Section 3.08(A)(i)(IV), such Holder shall be deemed to have elected to receive, in the circumstances set forth in such Section 3.08(A)(i)(IV), cash in respect of the entire Option Purchase Price for all Securities (or portions thereof) subject to such Purchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(A) shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day prior to the applicable Option Purchase Date, of a written notice of withdrawal to the Paying Agent, which notice shall contain the information specified in Section 3.08(E)(viii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B)           The Option Purchase Price, plus accrued and unpaid interest, if any, payable as herein provided in respect of Securities upon a Repurchase at Holder’s Option, shall be paid in cash if the applicable Option Purchase Date is August 16, 2010.

(C)           Upon a Repurchase at Holder’s Option where the applicable Option Purchase Date is August 16, 2013 or August 16, 2018, the Option Purchase Price may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock; provided, however, that:

(i)      no portion of the Option Purchase Price shall be paid in shares of Common Stock unless the conditions set forth in Section 3.08(D) are satisfied;

(ii)     nothing in this Section 3.08 shall permit the Company to pay accrued and unpaid interest, if any, payable as herein provided in respect of Securities upon a Repurchase at Holder’s Option in shares of Common Stock; the Company shall pay such accrued and unpaid in interest, if any, in cash; and

(iii)    the Company shall not issue fractional shares of Common Stock in payment of the Option Purchase Price and shall instead pay cash for all fractional shares, which cash shall be in an amount equal to the Market Price of such fractional shares; for purposes of determining the existence of potential fractional interests, all Securities subject to such Repurchase at Holder’s Option held by a Holder shall be considered together without regard to the number of separate certificates representing such Securities.

Except as provided in this Section 3.08, once the Company has given the Option Purchase Notice to Holders, the Company shall not change its election set forth in such Option Purchase Notice pursuant Section 3.08(E)(xi)(I) with respect to the portion of the Option Purchase Price to be paid in cash or shares of Common Stock.

Except as otherwise provided in this Section 3.08, each Holder whose Securities are purchased pursuant to this Section 3.08(C) shall receive the same percentage of cash or shares of Common Stock in payment of the Option Purchase Price for such Securities.

The portion of the Option Purchase Price to be paid in shares of Common Stock, if payment in shares of Common Stock is permitted pursuant to this Section 3.08, shall be paid by the issuance of a number of shares of Common Stock equal to a fraction whose numerator is such portion of the Option Purchase Price to be paid in shares of Common Stock and whose denominator is the Market Price per share of Common Stock as determined by the Company, except that (i) accrued and unpaid interest, if any, payable as herein provided in respect of Securities upon a Repurchase at Holder’s Option shall be paid in cash and (ii) fractional shares of Common Stock shall be paid in cash as provided in Section 3.08(C)(iii).

All shares of Common Stock delivered as full or partial payment of the Option Purchase Price pursuant to this Section 3.08 shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

If a Holder is paid in shares of Common Stock as full or partial payment of the Option Purchase Price pursuant to this Section 3.08, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock.  However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder’s name.  The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

“Market Price” means the average of the Closing Sale Price for each Trading Day in the period of ten (10) consecutive Trading Days ending on, and including, the third Business Day prior to the applicable Option Purchase Date (if the third Business Day prior to the applicable Option Purchase Date is not a Trading Day, then ending on, and including, the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during such ten (10) Trading Day period, of any event described in Section 10.06, subject, however, to the provisions of Section 10.07.

(D)          The Company shall not be entitled to pay any portion of the Option Purchase Price in shares of Common Stock pursuant to Section 3.08(C) unless all of the following conditions are satisfied:

(i)      The Company shall have specified, in the Option Purchase Notice timely given to all Holders in accordance with Section 3.08(E), that the Company will pay all or a portion of the Option Purchase Price in shares of Common Stock and shall have specified in such Option Purchase Notice the percentages of the Option Purchase Price in respect of which the Company will pay in cash or shares of Common Stock;

(ii)     At least three (3) Business Days before an Option Purchase Notice is given to Holders pursuant to Section 3.08(E), the Company shall have delivered an Officers’ Certificate to the Trustee specifying (I) the manner of payment selected by the Company, (II) the information required by Section 3.08(E) to be included in the Option Purchase Notice and (III) if the Company elects to pay all or a portion of the Option Purchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in this Section 3.08 have been, or will be, complied with;

(iii)    the information necessary to calculate the Market Price is published in a daily newspaper of national circulation;

(iv)    the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price shall be registered under the Securities Act;

(v)     the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price shall be duly qualified or registered under applicable state securities laws or shall be qualified for an available exemption from such qualification and registration;

(vi)    the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price shall be listed on a U.S. national securities exchange or qualified for quotation on The Nasdaq National Market;

(vii)   before the close of business on the Business Day immediately preceding the applicable Option Purchase Date, the Trustee shall have received an Officers’ Certificate stating:

(I)            that the conditions in clauses (i), (iii), (iv), (v) and (vi) above have been satisfied; and

(II)           the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Closing Sale Price per share of Common Stock on each Trading Day in the period during which the Market Price is calculated pursuant to this Section 3.08;

(viii)  before the close of business on the Business Day immediately preceding the applicable Option Purchase Date, the Trustee shall have received an Opinion of Counsel stating that:

(I)            the shares of Common Stock to be issued by the Company in full or partial payment of the Option Purchase Price have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Option Purchase Price, will be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights;

(II)           the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price are registered under the Securities Act;

(III)          the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price are duly qualified or registered under applicable state securities laws or are qualified for an available exemption from such qualification and registration; and

(IV)          the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price are qualified for listing on a U.S. national securities exchange or for quotation on The Nasdaq National Market; and

(ix)     upon determination of the actual number of shares of Common Stock to be delivered as provided in this Section 3.08 in full or partial payment of the Option Purchase Price, the Company shall have disseminated a press release through PR Newswire containing this information or shall have published the information on the Company’s web site or through such other public medium as the Company may use at that time.

If, as of the Business Day immediately preceding the applicable Option Purchase Date, any of the foregoing conditions are not satisfied, with respect to a Holder of Securities subject to the Repurchase at Holder’s Option and the Company has elected, pursuant to this Section 3.08, to pay all or a portion of the Option Purchase Price in shares of Common Stock, the Company shall pay the entire Option Purchase Price of such Securities in cash.

(E)           The Company shall give notice (“Option Purchase Notice”) on a date not less than twenty (20) Business Days prior to the applicable Option Purchase Date to all Holders at their addresses shown in the register and to beneficial owners as required by applicable law.  Such notice shall state:

(i)            the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date and the Conversion Rate;

(ii)           the name and address of the Paying Agent and the Conversion Agent;

(iii)          that Securities as to which a Purchase Notice has been given may be converted pursuant to Article X only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)          that Securities must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date;

(v)           that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable following the later of the applicable Option Purchase Date or the time of delivery of the Security, but in no event more than three (3) Business Days following the later of the applicable Option Purchase Date or the time of delivery of the Security as described in (iv);

(vi)          the procedures the Holder must follow to exercise rights under this Section 3.08 and a brief description of those rights;

(vii)         briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 10 of the Securities;

(viii)        that a Holder will be entitled to withdraw its election if the Company (if acting as its own Paying Agent), or the Paying Agent receives, at any time prior to the close of business on the Business Day prior to the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) statement that such Holder is withdrawing his election to have Securities repurchased, (III) the principal amount of Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (IV) the certificate number of such Securities to be so withdrawn, (V) the principal amount, if any, of Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.08, which amount must be $1,000 or an integral multiple thereof, and (VI) that Securities with respect to which a Purchase Notice is given by such Holder may be converted, if otherwise convertible, only if the Purchase Notice has been withdrawn in accordance with the terms hereof;

(ix)          that, unless the Company defaults in making payment of such Option Purchase Price or such accrued and unpaid interest, interest on Securities surrendered for purchase will cease to accrue, and such Securities shall cease to be convertible on and after the applicable Option Purchase Date;

(x)           the CUSIP number of the Securities; and

(xi)          if the applicable Option Purchase Date is August 16, 2013 or August 16, 2018:

(I)            whether the Company will pay the Option Purchase Price in cash or shares of Common Stock or in a combination thereof, in each case specifying the percentages of the Option Purchase Price in respect of which the Company will pay in cash or shares of Common Stock;

(II)           if applicable, that each Holder will receive shares of Common Stock, the Market Price (determined as of a specified date prior to the applicable Option Purchase Date) of which shares will be equal to a specified percentage of the Option Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(III)          if applicable, the method of calculating the Market Price of the shares of Common Stock to be delivered as payment, in whole or in part, of the Option Purchase Price; and

(IV)          if applicable, that because the Market Price of shares of Common Stock will be determined prior to the applicable Option Purchase Date, Holders of the Securities will bear the market risk that the Common Stock will decline in value between the date such Market Price is determined and the applicable Option Purchase Date.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.

There shall be no purchase of any Securities pursuant to this Section 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Option Purchase Price or accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder’s Option).  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Option Purchase Price or such accrued and unpaid interest) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Notwithstanding anything herein to the contrary, if the option granted to Securityholders to require the repurchase of the Securities on an Option Purchase Date is determined to constitute a tender offer, the Company will comply with all applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, and file Schedule a TO or any other schedules required under the Exchange Act.

3.09         Repurchase at Option of Holder upon a Repurchase Event.

Upon any Repurchase Event (as defined below) of the Company, each Holder of Securities shall have the right (the “Repurchase Right”), at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any integral multiple thereof, on a date (the “Repurchase Date”) no later than thirty (30) days after the date the Repurchase Event Notice (as defined below) is mailed in accordance with the immediately succeeding paragraph, at the Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date.

Within fifteen (15) days after the occurrence of a Repurchase Event of the Company, the Company shall mail to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Repurchase Event Notice”) of the occurrence of such Repurchase Event and the Repurchase Right arising as a result thereof.  The Company shall deliver a copy of the Repurchase Event Notice to the Trustee and shall cause a copy to be published at the expense of the Company in The New York Times or The Wall Street Journal or another newspaper of national circulation.

Each Repurchase Event Notice shall state:

(i)         the events causing the Repurchase Event;

(ii)        the date of such Repurchase Event;

(iii)       the Repurchase Date;

(iv)       the date by which the Repurchase Right must be exercised;

(v)        the Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date;

(vi)       the name and address of the Paying Agent and the Conversion Agent;

(vii)      a description of the procedure which a Holder must follow to exercise a Repurchase Right;

(viii)     that, in order to exercise the Repurchase Right, the Securities must be surrendered for payment of the Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Repurchase Event;

(ix)       that a Holder will be entitled to withdraw its election if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) statement that such Holder is withdrawing his election to have Securities repurchased, (III) the principal amount of Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (IV) the certificate number of such Securities to be so withdrawn, (V) the principal amount, if any, of Securities of such Holder that remains subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof, and (VI) that Securities with respect to which a Purchase Notice is given by such Holder may be converted, if otherwise convertible, only if the Purchase Notice has been withdrawn in accordance with the terms hereof;

(x)        the Conversion Rate and any adjustments to the Conversion Rate that will result from the Repurchase Event;

(xi)       that Securities with respect to which a Purchase Notice is given by a Holder may be converted, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09;

(xii)      the place or places where such Securities may be surrendered for conversion; and

(xiii)     the CUSIP number or numbers, as the case may be, of the Securities.

No failure of the Company to give the foregoing notice shall limit any Holder’s right to exercise a Repurchase Right.

To exercise a Repurchase Right, a Holder shall deliver to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Repurchase Event Notice, (i) no later than the close of business on the Business Day immediately preceding the Repurchase Date, a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, and stating (A) the certificate number of the Security which the Holder will deliver to be repurchased, (B) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof, and (C) that such Security is being tendered for repurchase pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture; and (ii) at any time after the delivery of such Purchase Notice, such Securities with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company.  Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, with respect to the Securities as to which the Repurchase Right shall have been exercised to the Holder thereof promptly following the later of the Repurchase Date or the time of delivery of the Security, subject to the provisions of the immediately preceding paragraph.

On or prior to a Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money (to be available on the Repurchase Date) sufficient to pay the Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, of all of the Securities which are to be repurchased on that date.

Both the Repurchase Event Notice and the Purchase Notice having been duly given as specified in this Section 3.09, the Securities to be so repurchased shall, on the Repurchase Date, become due and payable at the Repurchase Price (plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date) applicable thereto and from and after such date (unless there shall be a default in the payment of the Repurchase Price or such accrued and unpaid interest) such Securities shall cease to bear interest and shall cease to be convertible.  Upon surrender of any such Security for repurchase in accordance with such Purchase Notice, such Security shall be paid by the Company at the Repurchase Price plus such accrued and unpaid interest.

If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Repurchase Date at the rate borne by such Security on the principal amount of such Security and shall continue to be convertible.

Any Security which is to be submitted for Repurchase Upon Repurchase Event only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for repurchase.

There shall be no purchase of any Securities pursuant to this Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Event Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price or accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Repurchase Event).  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price or such accrued and unpaid interest) in which case, upon such return, the Repurchase Event Notice with respect thereto shall be deemed to have been withdrawn.

Notwithstanding anything herein to the contrary, if the option granted to Securityholders to require the repurchase of the Securities upon the occurrence of a Repurchase Event is determined to constitute a tender offer, the Company will comply with all applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, and file a Schedule TO or any other schedules required under the Exchange Act .

As used in this Section 3.09 and in the Securities:

A “Repurchase Event” of the Company shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

A “Change in Control” of the Company shall be deemed to have occurred at such time as:

(i)            any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors; or

(ii)           at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(1)           individuals who on the Issue Date constituted the Company’s Board of Directors; and

(2)           any new directors whose election to the Company’s Board of Directors or whose nomination for election to the Company’s stockholders was approved by at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved; or

(iii)           The Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the continuing or surviving corporation in substantially the same proportion as such ownership prior to the transaction; or

(iv)       the sale, lease, transfer or other conveyance or disposition of all or substantially all of the assets or property of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(v)           the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Change in Control shall not be deemed to occur if either:

(A)          the Closing Sale Price for each of any five (5) Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is equal to at least one hundred and five percent (105%) of the Conversion Price in effect on such Trading Day;

(B)           in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock; or

(C)           in the case of a Qualifying Foreign Merger, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ or appraisal rights) in the Qualifying Foreign Merger constituting the Change in Control consists of common stock or American Depositary Shares representing such common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock or American Depositary Shares.

A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States; provided, however, that a Termination of Trading shall not be deemed to have occurred solely by reason of the Company having engaged in a Qualifying Foreign Merger, so long as, immediately after such Qualifying Foreign Merger, the Holders shall have the right to convert their Securities solely into common stock or American Depositary Shares representing such common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market, until such time as the common stock or American Depositary Shares on such common stock into which the Securities are solely convertible are no longer so traded or quoted.

3.10         Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Paying Agent in trust for the Holders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities.  Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price or such accrued interest, if any.  If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid.  The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities.  Without the prior written consent of the Trustee and the Paying Agent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee or Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Trustee and Paying Agent from, and hold them harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses (including counsel fees and expenses) incurred by the Trustee or Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture except to the extent arising from its bad faith, willful misconduct or negligence.

IV.           COVENANTS

4.01         Payment of Securities.

The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities.  All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities.

The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02         Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

4.03         Reports.

(A)          The Company will promptly provide to the Trustee and shall, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Securities that so requests, the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Securities and the underlying Common Stock have been registered by the Company for resale under the Securities Act pursuant to the Registration Rights Agreement.  In addition, the Company will furnish such Rule 144A(d)(4) information if, at any time while the Securities or the Common Stock issuable upon conversion of the Securities are restricted securities within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act.

(B)           The Company will comply with the provisions of TIA § 314(a).

4.04         Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities.  If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

4.05         Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06         Corporate Existence.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

4.07         Notice of Default.

In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee, and any remedial action proposed to be taken.

V.            SUCCESSORS

5.01         When Company May Merge, etc.

The Company shall not consolidate with, or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, another person (whether in a single or series of related transactions) unless:

(A)          the resulting, surviving or transferee person is either (i) a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia or (ii) a corporation, limited liability company, partnership or trust organized and existing under the laws of a jurisdiction outside the United States; provided, however, that in the case of a transaction where the resulting, surviving or transferee person is organized under the laws of a jurisdiction outside the United States, the Company shall not consummate the transaction unless (I) such person has common stock or American Depository Shares representing such common stock traded on a national securities exchange in the United States or quoted on The Nasdaq National Market; (II) such person has a worldwide total market capitalization of its equity securities (before giving effect to such consolidation, merger or disposition) of at least US$5 billion; (III) such person has consented to service of process in the United States; (IV) the Company shall have made provision for the satisfaction of the Company’s obligations, if any, to repurchase Securities upon a Repurchase Upon Repurchase Event; and (V) the Company shall have obtained an opinion of tax counsel experienced in such matters to the effect that, under the then-existing U.S. federal tax laws, there would be no material adverse tax consequences to holders of the Securities resulting from such transaction (a transaction that satisfies the above conditions, a “Qualifying Foreign Merger”);

(B)           the resulting, surviving or transferee person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

(C)           immediately after giving effect to such transaction, no Default or Event of Default shall exist.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.02         Successor Substituted.

Upon any consolidation or merger or sale, conveyance, transfer, lease, or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease, or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein.  When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

VI.           DEFAULTS AND REMEDIES

6.01         Events of Default.

An “Event of Default” occurs if:

(i)         the Company fails to pay the principal of or premium, if any, of any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Repurchase at Holder’s Option, on a Repurchase Date with respect to a Repurchase Upon Repurchase Event or otherwise, whether or not such payment shall be prohibited by the provisions of Article XI hereof;

(ii)        the Company fails to pay an installment of interest or liquidated damages, if any, on the Securities when due, if such failure continues for thirty (30) days after the date when due, whether or not such payment shall be prohibited by the provisions of Article XI hereof; provided, that a failure to make any of the first six (6) scheduled interest payments on any Security within three (3) Business Days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure period;

(iii)       the Company fails to provide a timely Repurchase Event Notice, or a notice required under Section 3.08(E), as required by the provisions of this Indenture;

(iv)       the Company fails to comply with any other term, covenant, or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

(v)        the Company fails to perform or observe any of its obligations under the Pledge Agreement (including any supplement thereto) or the Control Agreement or the Company’s representations and warranties set forth in such agreements fail to be true and correct, in all material respects, when deemed made;

(vi)       the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms;

(vii)      the Company or any of the Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on Indebtedness for money borrowed, in the aggregate principal amount then outstanding of $15,000,000 or more, or the acceleration of Indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded or such default is not cured within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by holders of not less than twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(viii)     the Company or any of the Subsidiaries fails to pay final judgments, the uninsured portion of which aggregates in excess of $10,000,000, and such judgments are not paid, discharged or stayed for a period of thirty (30) days;

(ix)       the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company pursuant to, or within the meaning of, any Bankruptcy Law:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)          makes a general assignment for the benefit of its creditors; or

(x)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                                is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(B)                                  appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate constitute a Significant Subsidiary of the Company, as the case may be, or

(C)                                  orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate constitute a Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for ninety (90) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A default under clause (iv) is not an Event of Default until (I) the Trustee notifies the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing of the default and (II) the default is not cured within sixty (60) days after receipt of the notice.  The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”.  If the Holders of twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so at the expense of the Company.  When a default is cured, it ceases.

6.02         Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company) as to which the Trustee has received written notice pursuant to the provisions of this Indenture occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice in writing to the Company and the Trustee may declare the Securities to be due and payable.  Upon such declaration such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.

6.03         Other Remedies.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative.

6.04         Waiver of Past Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase at Holder’s Option or Repurchase Upon Repurchase Event), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities into Common Stock or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each Security affected.  When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.

6.05         Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

6.06         Limitation on Suits.

Except as provided in Section 6.07, a Securityholder may not pursue a remedy with respect to this Indenture or the Securities unless:

(i)         the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)        the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)       such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv)       the Trustee does not comply with the request within sixty (60) days after receipt of notice, the request and the offer of indemnity; and

(v)        during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.

6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09         Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10         Priorities.

Subject to the provisions of the Pledge Agreement and Article XII, if the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:                                              to the Trustee for amounts due under Section 7.07;

Second:                              to holders of Senior Indebtedness to the extent required by Article XI;

Third:                                         to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities;

Fourth:                                  to such other Person or Persons, if any, to the extent entitled thereto; and

Fifth:                                             to the Company.

The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.

6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII.          TRUSTEE

7.01         Duties of Trustee.

(A)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B)           Except during the continuance of an Event of Default:

(i)         the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)        in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii)        the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D)          Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02         Rights of Trustee.

(A)          Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(C)           Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D)          The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E)           The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G)          Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(i) and (ii) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(H)          The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I)            The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(J)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(K)          The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, under this Indenture.

(L)           No permissive power, right or remedy conferred on the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

(M)         None of the provisions of this Indenture shall be deemed to require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee, however, must comply with Sections 7.10 and 7.11.

7.04         Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or priority of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities or in offering materials related to the sale of the Securities, other than its certificate of authentication.

7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived.  Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the interests of Securityholders.

7.06         Reports by Trustee to Holders.

Within sixty (60) days after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such May 15 that complies with TIA § 313(c).  In such event, the Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed.  The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

7.07         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder.  The Company need not pay for any settlement made without its consent.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnification.  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(i)         the Trustee fails to comply with Section 7.10;

(ii)        the Trustee is adjudged a bankrupt or an insolvent;

(iii)       a receiver or other public officer takes charge of the Trustee or its property; or

(iv)       the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10         Eligibility; Disqualification.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or whose parent bank holding company has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

7.11         Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

VIII.        DISCHARGE OF INDENTURE

8.01         Termination of the Obligations of the Company.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase at Holder’s Option, Redemption or Repurchase Upon Repurchase Event, and in either case the Company irrevocably deposits with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (and/or, to the extent permitted by Section 3.08, shares of Common Stock) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date, Option Purchase Date, Redemption Date or Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) such deposit will not result in a breach or violation of, or constitute a Default under, Article XI; and (d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 3.05, 3.08, 3.09, 4.01, 4.02, 4.05, 7.07 and 7.08 and Articles VIII, X and XII shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02         Application of Trust Money.

The Trustee shall hold in trust money deposited with it pursuant to Section 8.01.  It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of the principal of and any unpaid and accrued interest on the Securities.  Money and securities so held in trust are not subject to the subordination provisions of Article XI.

8.03         Repayment to Company.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time.  The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of and any unpaid and accrued interest that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.  After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.  In the absence of a written request from the Company to return to the Company funds that are unclaimed pursuant to this Section 8.03, the Trustee shall, from time to time deliver all unclaimed funds to, or as directed by, applicable escheat authorities, as determined by the

Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee and in accordance with any applicable law.  Except as otherwise provided by law or by an agreement to which the Company is a party, the Company shall not be regarded as a trustee of any such moneys received by the Company pursuant to this Section 8.03.

8.04         Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

IX.           AMENDMENTS

9.01         Without Consent of Holders.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i)         to comply with Sections 5.01 and 10.12;

(ii)        to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(iii)       to secure the obligations of the Company in respect of the Securities;

(iv)       to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(v)        to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement and the qualification of the Indenture under the TIA;

(vi)       to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not adversely affect the rights of any Holder; and

(vii)      to add or modify any other provisions of the Indenture which the Company and the Trustee jointly deem necessary or desirable and which shall not adversely affect any Holder’s rights.

9.02         With Consent of Holders.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities.  Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder.  However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)           change the stated maturity of the principal of, or the payment date of any installment of interest or liquidated damages payable on, any Security;
(b)           reduce the principal amount of, or any premium or interest or liquidated damages on, any Security;
(c)           reduce the amount of principal payable upon acceleration of the maturity of any Security;
(d)           change the place or currency of payment of principal of, or any premium or interest or liquidated damages on, any Security;
(e)           impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
(f)            modify the provisions with respect to the right of Holders pursuant to Article III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of Repurchase Event in a manner adverse to Holders;
(g)           modify the provisions of Article XI in a manner adverse to Holders;
(h)           adversely affect the right of Holders to convert Securities other than as provided in or under Article X;
(i)            reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment of any provision of this Indenture;
(j)            reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain Defaults or Events of Default; and
(k)           modify the provisions of this Indenture with respect to modification and waiver (including waiver of Events of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article XI of any holder of Senior Indebtedness unless the holders of such Senior Indebtedness pursuant to its terms consent to the change.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment, supplement or waiver.  Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03         Compliance with Trust Indenture Act.

Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.04         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in Section 9.02.  In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

9.05         Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06         Trustee Protected.

The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities.  The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officers’ Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.

X.            CONVERSION

10.01       Conversion Privilege; Restrictive Legends.

A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 10 of the Securities upon the satisfaction of the requirements set forth in paragraph 10 of the Securities.  The initial Conversion Rate is 49.6618 shares of Common Stock per $1,000 Principal Amount at Maturity.  The Conversion Rate is subject to adjustment in accordance with Sections 10.06 through 10.12.

A Holder may convert a portion of the principal of such Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

10.02       Conversion Procedure.

To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities.  The date on which the Holder satisfies all those requirements is the conversion date.  As soon as practicable following the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share.  The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

Except as described below, no payment or adjustment will be made for accrued interest on, or liquidated damages with respect to, a converted Security or for dividends on any Common Stock issued on or prior to conversion.  If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the next succeeding interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Security on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Trustee on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided, further, however, that such payment to the Trustee described in the immediately preceding proviso shall not be required in connection with any conversion of a Security called for Redemption pursuant to Section 3.04 hereof.

If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.03       Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price.

10.04       Taxes on Conversion.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder’s name.

10.05       Company to Provide Stock.

The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive rights and free of any lien or adverse claim created by the Company.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.06       Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a)           In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto.  Any adjustment made pursuant to this Section 10.06(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
(b)           In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, as the case may be, entitling them, for a period commencing on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than sixty (60) days after such record date, to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the then current market price (as determined pursuant to Section 10.06(g)) of Common Stock on such record date, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price.  Such adjustments shall become effective immediately after such record date.
(c)           In case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other assets (other than cash dividends), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in Section 10.06(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such distribution by a fraction of which the numerator shall be the current market price of Common Stock (as determined pursuant to Section 10.06(g)), on such date and the denominator shall be such current market price less the fair market value (as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of Indebtedness, shares of Capital Stock, cash and other assets to be distributed or of such subscription rights or warrants applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date.  Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in Section 10.06(b)) (“Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 10.06(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the “Conversion Shares”), a number of Rights to be determined as follows:  (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.  In the event that the Company implements a stockholders’ rights plan after the date hereof, the Company shall provide that the Holders will receive, in addition to Common Stock, the rights described therein upon conversion of the Securities (whether or not the rights have separated from the Common Stock prior to the time of conversion), subject to the limitations set forth in the stockholders’ rights plan.  Any distribution of rights or warrants pursuant to a stockholders’ rights plan complying with the requirements set forth in the two preceding sentences shall not constitute a distribution of rights or warrants pursuant to this Section 10.06(c).
(d)           In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to subsection (e) below) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.06(g)) on such record date and (B) whose denominator shall be an amount equal to (a) such current market price per share of Common Stock less (b) the lesser of (i) the amount of the distribution per share of Common Stock and (ii) such current market price per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.06(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01); provided further that, if the denominator of such fraction shall be zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01).  An adjustment to the Conversion Rate pursuant to this Section 10.06(d) shall become effective immediately prior to the opening of business on the day immediately following such record date.

(e)           In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the current market price per share of Common Stock (as determined pursuant to Section 10.06(g)) on the trading day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the current market price per share of Common Stock on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the current market price per share of Common Stock on the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 10.06(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  If the application of this Section 10.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.06(e).

(f)            In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law, may increase the Conversion Rate by any amount for at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided that the then effective Conversion Price is not less than the par value of a share of Common Stock.  The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15)

days prior to the date on which such increase commences.  Such Conversion Rate increase shall be irrevocable during such period.
(g)           For the purpose of any computation under subsections (a), (b), (c), (d) and (e) above, the current market price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the “Determination Date”) shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days immediately preceding the Determination Date; provided, however, that (i) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the tenth (10th) Trading Day prior to the Determination Date and prior to the “ex” date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (ii) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Closing Sale Price for each Business Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (iii) if the “ex” date for the issuance or distribution requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on and after the “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for the purposes of this Section 10.06, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of Indebtedness, shares of Capital Stock or other securities or assets being distributed (in the distribution requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such “ex” date.  For the purpose of any computation under subsection (e) of this Section 10.06, the current market price per share of Common Stock at the expiration date for the tender offer or exchange offer requiring such computation shall be deemed to be the average of the Closing Sale Price for the ten (10) consecutive Trading Days immediately preceding the Expiration Date; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the expiration time for the tender offer or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on or after to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event.  For purposes of this subsection, the term “ex” date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the

Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such tender offer (as it may be amended or extended).

10.07       No Adjustment.

No adjustment in the Conversion Rate shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

If any rights, options or warrants issued by the Company as described in Section 10.06 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 10.06 until the earliest of such triggering event occurs.  Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

No adjustment need be made for a transaction referred to in this Article X if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

10.08       Other Adjustments.

In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

10.09       Adjustments for Tax Purposes.

The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

10.10       Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment.

10.11       Notice of Certain Transactions.

In the event that:

(1)           the Company takes any action which would require an adjustment in the Conversion Rate;
(2)           the Company takes any action that would require a supplemental indenture pursuant to Section 10.12; or
(3)           there is a dissolution or liquidation of the Company,

a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that such Holder may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive.  Therefore, the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a notice stating the proposed record or effective date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.  The Company shall mail such notice at least fifteen (15) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

10.12       Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock, or (iii) any sale or conveyance of all or substantially all of the property or business of the Company, then the Company or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance by a holder of the number of shares of Common Stock, deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance, assuming that such Holder would not have exercised any rights of election that the Holder would have had as a holder of Common Stock to select a particular type of consideration.  Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X.  The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of the first paragraph of Section 10.06(c) hereof, to receive Rights upon conversion of a Security.  If, in the case of any such consolidation, merger, binding share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provision of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance and any adjustment to be made with respect thereto.

10.13       Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

XI.           SUBORDINATION

11.01       Agreement to Subordinate.

The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities (except as set forth in this Article XI with respect to Permitted Payments) is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and that the subordination is for the benefit of the holders of Senior Indebtedness.

11.02       Certain Definitions.

“Designated Senior Indebtedness” means any Senior Indebtedness in which the instrument creating or evidencing the Indebtedness expressly provides that such Indebtedness is “designated senior indebtedness.”

“Indebtedness” means, with respect to any person, the principal of, and premium, if any, and interest on and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all of such person’s capital lease obligations and obligations under facility leases between such person as lessee and a subsidiary of such person as lessor, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements to which such person is a party, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person and pledges of any of such person’s assets as security for another person’s indebtedness, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee, pledge or liability of the kind described in clauses (a) through (g).

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

“Senior Indebtedness” means all Indebtedness of the Company outstanding at any time, except the Securities, Indebtedness that by its terms provides that it shall not be “senior” in right of payment to the Securities or Indebtedness that by its terms provides that it shall be “pari passu” or “junior” in right of payment to the Securities.  Senior Indebtedness does not include Indebtedness for trade payables or any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services.  In addition, Senior Indebtedness does not include Indebtedness of the Company to any of the Subsidiaries, except for amounts due by the Company to Fremont Holding L.L.C., a Delaware limited liability company, under that certain Lease between the Company and Fremont Holding L.L.C., dated September 9, 1999.

11.03       Liquidation; Dissolution; Bankruptcy.

In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article V), the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Securityholders will be entitled to receive any payment or distribution of any kind or character on account of principal of, or premium, if any, or interest or liquidated damages on the Securities (except for Permitted Payments); and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Securityholders or the Trustee would be entitled but for the provisions of this Article XI (except for Permitted Payments) shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Representative or Representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

11.04       Default on Designated Senior Indebtedness

No payment or distribution, other than Permitted Payments, of any assets of the Company of any kind or character, whether in cash, property or securities, may be made by or on behalf of the Company on account of the principal of, or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities, upon the occurrence of any Payment Default in respect of Designated Senior Indebtedness until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents.  A “Payment Default” shall mean a default in payment, whether at scheduled maturity, upon a scheduled installment, by acceleration or otherwise, of principal of, or premium, if any, or interest on Designated Senior Indebtedness beyond any applicable grace period.

No payment or distribution, other than Permitted Payments, of any assets of the Company of any kind or character, whether in cash, property or securities, may be made by or on behalf of the Company on account of principal of, or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities for the period specified below (a “Payment Blockage Period”), upon the occurrence of any default or event of default with respect to any Designated Senior Indebtedness, other than a Payment Default, pursuant to which the maturity thereof may be accelerated (a “Non-Payment Default”) and receipt by the Trustee of written notice thereof from the Company or a Representative with respect to such Designated Senior Indebtedness (a “Payment Blockage Notice”).

The Payment Blockage Period shall mean the period (each a “Payment Blockage Period”) that shall commence upon receipt by the Trustee of the Payment Blockage Notice, and shall end on the earliest of:

(i) one hundred seventy nine (179) days thereafter, (provided that any Designated Senior Indebtedness to which the Non-Payment Default relates shall not theretofore have been accelerated);

(ii) the date on which such Non-Payment Default is cured, waived or ceases to exist;

(iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

(iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee from the Representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Securities, including any missed payments.  In any event, not more than one Payment Blockage Period may be commenced during any period of three hundred and sixty five (365) consecutive days.  No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than ninety (90) consecutive days subsequent to the commencement of such initial Payment Blockage Period.

                Notwithstanding anything to the contrary contained herein, nothing shall prevent any payment to Securityholders permitted by the Pledge Agreement from the Pledge Account or or permitted by Article XII.

11.05       Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

11.06       When Distribution Must Be Paid Over.

In the event that, notwithstanding the provisions of Sections 11.03 and 11.04, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the trustee or Representative with respect to holders of Senior Indebtedness, as their interest may appear, for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

11.07       Notice by the Company.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article XI.

11.08       Subrogation.

After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness.  A distribution made under this Article XI, to holders of Senior Indebtedness that otherwise would have been made to Securityholders is not, as between the Company and Securityholders a payment by the Company of the Securities.

11.09       Relative Rights.

This Article XI, defines the relative rights of Holders and holders of Senior Indebtedness.  Nothing in this Indenture shall:  (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; (ii) affect the relative rights of Holders and creditors of Holders other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.  If the Company fails because of this Article XI, to pay principal of or interest on a Security on the Maturity Date, the failure is still a Default or Event of Default.

11.10       Subordination May Not Be Impaired by the Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Without in any way limiting the generality of this Section 11.10, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article XI, or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other person.

11.11       Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or Representative.

Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

11.12       Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article XI, or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office of the Trustee at least three (3) Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Article XI.  Only the Company or a trustee or Representative with respect to Senior Indebtedness may give the notice.  Nothing in this Article XI, shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

XII.         SECURITY

12.01       Security.

On the date hereof, the Company shall (i) duly execute and deliver the Pledge Agreement and comply with the terms and provisions thereof; and (ii) purchase the Pledged Security Entitlements to be pledged to the Trustee for the benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments on such Pledged Security Entitlements to provide for payment in full of the first six (6) scheduled interest payments on the Securities when due.  The Pledged Security Entitlements shall be pledged by the Company to the Trustee for the ratable benefit of the Holders and shall be held by the Trustee in the Pledge Account pending disposition pursuant to the Pledge Agreement.

12.02       Pledge Agreement.

Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Financial Assets) as the same may be in effect or may be amended from time to time in accordance with its terms, and each Holder authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.  The Company shall do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Financial Assets contemplated hereby, or by the Pledge Agreement, as the same may be in effect from time to time, so as to render the Pledged Financial Assets available for the security and benefit of this Indenture and of the Securities secured thereby, according to the intent and purposes herein and therein expressed.  The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, valid and enforceable first-priority liens in and on all the Pledged Financial Assets, in favor of the Trustee, superior and prior to the rights of third Persons and subject to no other Liens.

12.03       Release of Pledged Financial Assets.

The release of any Pledged Financial Assets pursuant to the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Pledged Financial Assets are released in accordance with this Indenture and the Pledge Agreement.  To the extent applicable, the Company shall cause TIA § 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer, except in cases where TIA

§ 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

12.04       Disbursements From Pledge Account Upon Conversion or Repurchase.

If, prior to the payment of the sixth (6th) scheduled interest payment due on the Securities, any Securities are converted in accordance with this Indenture or any Securities are repurchased by the Company, then, upon the written request of the Company to the Trustee and satisfaction of the conditions precedent specified in this Section 12.04, the Trustee shall promptly instruct the Account Intermediary (as defined in the Pledge Agreement) to liquidate Collateral (as defined in the Pledge Agreement) to the extent (but only to the extent) necessary to generate an amount of cash proceeds equal to the Release Amount (as defined below) and shall distribute to the Company (such distribution, a “Release Distribution”) such amount in immediately available funds.  Upon each Release Distribution, the Trustee shall release the security interest and continuing lien in that portion of the Collateral, and proceeds derived therefrom, distributed to the Company pursuant to such Release Distribution, and shall execute such documents as the Company may reasonably request to evidence such release.  No Release Distribution or liquidation to facilitate a Release Distribution shall occur unless all of the following shall have been satisfied:

(A)          the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Securities referred to in the above paragraph have been duly converted or repurchased by the Company and (ii) all conditions precedent to the Release Distribution have been satisfied;

(B)           the Company has delivered to the Trustee an Officers’ Certificate that (i) identifies the Securities that have been so converted or so repurchased, (ii) affirms that such Securities have been duly converted or repurchased, (iii) states that all conditions precedent relating to the Release Distribution have been satisfied and (iv) states the Release Amount;

(C)           the Company has delivered to the Trustee a Written Independent Accountant Report (as defined in the Pledge Agreement) stating that the Collateral to be remaining after the proposed Release Distribution and related liquidation of Collateral will be sufficient, upon receipt of the scheduled interest and principal payments on the remaining Pledged Financial Assets, to provide for payment in full of the remaining first six (6) scheduled interest payments on the Remaining Securities (as defined below) when due;

(D)          no Event of Default has occurred and is continuing;

(E)           no Event (as defined in the Registration Rights Agreement) has occurred and is continuing; and

(F)           no Securities that have been repurchased by the Company have subsequently been resold.

“Release Amount” shall mean an amount equal to the net proceeds (after deducting expenses related in any way to the related Release Distribution and liquidation of Collateral) from the liquidation of that portion of the Collateral not necessary to remain in the Pledge Account in order to provide, from the receipt of the scheduled interest and principal payments on the remaining Pledged Financial Assets, for payment in full of the remaining first six (6) scheduled interest payments on the Remaining Securities when due.

“Remaining Securities” shall mean the Securities other than the Securities specified in the Officers’ Certificate referred to in this Section 12.04 as having been converted or repurchased.

12.05       Opinions of Counsel.

The Company shall cause TIA § 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with.  The Trustee may accept, to the extent permitted by Sections 4.04 and 7.06 as conclusive evidence of compliance with the foregoing provisions, the appropriate statements contained in such opinions.

12.06       Authorization of Actions to be Taken by the Trustee Under the Pledge Agreement.

On behalf of the Holders, the Trustee may, in its sole discretion and without the consent of the Holders, take all reasonable actions in accordance with the Pledge Agreement necessary or appropriate in order to (A) enforce any of the terms of the Pledge Agreement or (B) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder.  The Trustee shall have the power to institute and to maintain such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Financial Assets (including the power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

XIII.        MISCELLANEOUS

13.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

13.02       Notices.

Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery or by telecopy, with written confirmation of transmittal, to the other parties’ addresses stated in this Section 13.02.  The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the other and to the Trustee and each Agent at the same time.

All notices or communications shall be in writing.

The Company’s address is:

Protein Design Labs, Inc.

34801 Campus Drive

Fremont, California 94555

For purposes of Section 4.02 only, the Trustee’s address is:

c/o JPMorgan Chase Bank

Institutional Trust Services

4 New York Plaza

1st Floor

New York, New York 10004

For all purposes other than Section 4.02, the Trustee’s address is:

J.P. Morgan Trust Company, National Association

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attention: Mitch Gardner

13.03       Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

13.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)         an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)        an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

13.05       Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)         a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)       a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)       a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

13.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Securityholders.  The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

13.07       Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

13.08       Duplicate Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

13.09       Governing Law.

The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

13.10       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of the Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.11       Successors.

All agreements of the Company in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

13.12       Separability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

13.13       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

PROTEIN DESIGN LABS, INC.

By:	/s/ MARK MCDADE
Name: Mark McDade
Title: Chief Executive Officer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ MITCH GARDNER
Name: Mitch Gardner
Title: Vice President

EXHIBIT A

[Face of Security]

Protein Design Labs, Inc.

Certificate No. _______

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

2.75% Convertible Subordinated Note due 2023
CUSIP No. ____________

Protein Design Labs, Inc., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of two hundred and fifty million dollars ($250,000,000) on August 16, 2023 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.  The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: February 16 and August 16, with the first payment to be made on February 16, 2004.

Record Dates: February 1 and August 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, PROTEIN DESIGN LABS, INC. has caused this instrument to be duly signed.

Protein Design Labs, Inc.

By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

J.P. Morgan Trust Company, National Association, as Trustee

By:

Authorized Signatory

Dated: ________________

[REVERSE OF SECURITY]

PROTEIN DESIGN LABS, INC.

2.75% Convertible Subordinated Note due 2023

1.             Interest.  Protein Design Labs, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semi-annually on February 16 and August 16 of each year, with the first payment to be made on February16, 2004.  Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from July 14, 2003.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Holder of this Security is entitled to the benefits of the Pledge Agreement, dated July 14, 2003, between the Company and the Trustee, pursuant to which, among other things, the Company has placed in the Pledge Account Pledged Financial Assets sufficient to provide for the payment in full of the first six (6) interest payments on this Security.  The terms capitalized but undefined in this paragraph have the meanings ascribed to them in the Pledge Agreement.

2.             Maturity.  The Securities will mature on August 16, 2023.

3.             Method of Payment.  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date.  Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price, Option Purchase Price or Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase at Holder’s Option or Repurchase Upon Repurchase Event, as the case may be.  The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If this Security is in global form, the Company will pay interest on the Securities by wire transfer of immediately available funds to the account specified by the Holder.  With respect to securities held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder’s registered address.

4.             Paying Agent, Registrar, Conversion Agent.  Initially, J.P. Morgan Trust Company, National Association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

5.             Indenture.  The Company issued the Securities under an Indenture, dated as of July 14, 2003 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms.  Except for Permitted Payments, the Securities are general unsecured subordinated obligations of the Company limited to $250,000,000 aggregate principal amount ($300,000,000 if the Initial Purchasers have elected to exercise the Option to purchase the $50,000,000 of Additional Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).  Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.             Optional Redemption.  The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after August 16, 2008 (the date of such time, the “Redemption Date”), at a redemption price equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that if such Redemption Date is also an interest payment date, such accrued and unpaid interest will be payable in the ordinary course to the Holder of record on the relevant record date.

7.             Notice of Redemption.  Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its registered address.  Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.  On and after the Redemption Date, interest will cease to accrue on Securities or portions of them called for redemption (except to the extent the Company defaults in the payment of the Redemption Price or accrued and unpaid interest, if any, to, but excluding, the Redemption Date).

8.             Purchase by the Company at the Option of the Holder.  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on August 16, 2010, August 16, 2013 and August 16, 2018 (each, an “Option Purchase Date”) at an Option Purchase Price of one hundred percent (100%) of the Principal Amount at Maturity of Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.  The Option Purchase Price, plus accrued and unpaid interest, if any, payable, as provided in the Indenture, in respect of Securities upon a Repurchase at Holder’s Option, shall be paid in cash if the applicable Option Purchase Date is August 16, 2010.  Subject to certain conditions and exceptions set forth in the Indenture, upon a Repurchase at Holder’s Option where the applicable Option Purchase Date is August 16, 2013 or August 16, 2018, the Option Purchase Price may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If the Paying Agent (other than the Company) holds on the applicable Option Purchase Date money and/or Common stock, if applicable and as provided in the Indenture, sufficient to pay the aggregate Option Purchase Price, and accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, payable in respect of Securities on the applicable Option Purchase Date, then immediately after the applicable Option Purchase Date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent.  Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price plus such accrued and unpaid interest.

9.             Repurchase at Option of Holder Upon a Repurchase Event.  In the event of a Repurchase Event, then each Holder of the Securities shall have the right, at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI of the Indenture, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date (the “Repurchase Date”) no later than thirty (30) days after the date on which notice of such Repurchase Event is mailed in accordance with the immediately succeeding paragraph, at a price equal to one hundred percent (100%) of the outstanding principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Repurchase Date.

Within fifteen (15) days after the occurrence of the Repurchase Event, the Company is obligated to give notice of the occurrence of such Repurchase Event to each Holder.  Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder’s intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right.  To exercise the Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than the close of business on the Business Day immediately preceding the Repurchase Date, written notice to the Paying Agent of the Holder’s exercise of such right; and (ii) deliver, at any time after the delivery of such written notice, the Securities with respect to which the Holder is exercising its Repurchase Right, duly endorsed for transfer to the Company.

A “Repurchase Event” of the Company shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

A “Change in Control” of the Company shall be deemed to have occurred at such time as:

(i) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors; or

(ii) at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(1) individuals who on the Issue Date constituted the Company’s Board of Directors; and
(2) any new directors whose election by the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved; or

(iii) The Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the continuing or surviving corporation in substantially the same proportion as such ownership prior to the transaction; or

(iv) the sale, lease, transfer or other conveyance or disposition of all or substantially all of the assets or property of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(v) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Change in Control shall not be deemed to occur if either:

(A) the Closing Sale Price for each of any five (5) Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is equal to at least one hundred and five percent (105%) of the Conversion Price in effect on such Trading Day;

(B) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock; or

(C) in the case of a Qualifying Foreign Merger, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ or appraisal rights) in the Qualifying Foreign Merger constituting the Change in Control consists of common stock or American Depositary Shares representing such common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock or American Depositary Shares.

A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States; provided, however, that a Termination of Trading shall not be deemed to have occurred solely by reason of the Company having engaged in a Qualifying Foreign Merger, so long as, immediately after such Qualifying Foreign Merger, the Holders shall have the right to convert their Securities solely into common stock or American Depositary Shares representing such common stock traded on a U.S. national securities exchange or quoted on The Nasdaq National Market, until such time as the common stock or American Depositary Shares on such common stock into which the Securities are solely convertible are no longer so traded or quoted.

10.           Conversion.

A Holder may convert his or her Security into Common Stock of the Company at any time prior to the close of business on the earlier of (i) August 16, 2023, (ii) if the Security is called for Redemption by the Company, the Business Day immediately preceding the Redemption Date, (iii) if the Security is to be repurchased by the Company pursuant to a Repurchase Event, the Repurchase Date (provided that the holder has timely withdrawn, in accordance with the indenture, any Purchase Notice delivered with respect to the Security) or (iv) if the Security is to be purchased by the Company pursuant to a Repurchase at Holder’s Option, the applicable Option Purchase Date (provided that the holder has timely withdrawn, in accordance with the indenture, any Purchase Notice delivered with respect to the Security).  The initial Conversion Rate is 49.6618 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial Conversion Price of approximately $20.14 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver a check in lieu of any fractional share.  On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made.  If a Holder surrenders a Security for conversion between the record date for the payment of interest and prior to the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Securities have been called for redemption as described in the Indenture.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an the Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

11.           Subordination.  The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.  Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

12.           Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part.  Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

13.           Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

14.           Merger or Consolidation.  The Company shall not consolidate with, or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, another person (whether in a single or series of related transactions) unless (i) the resulting, surviving or transferee person is either (A) a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia or (B) a corporation, limited liability company, partnership or trust organized and existing under the laws of a jurisdiction outside the United States, where the transaction is a Qualifying Foreign Merger, as described in, and subject to the provisions of, the Indenture; (ii) the resulting, surviving or transferee person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall exist.

15.           Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Subject to certain exceptions, without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented, among other things, to cure any ambiguity, defect or inconsistency, to comply with Sections 5.01 and 10.12 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Securities, or to add to covenants of the Company described in the Indenture for the benefit of Securityholders, to surrender any right or power conferred upon the Company or to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture or to add or modify any other provisions of the Indenture which the Company and the Trustee jointly deem necessary or desirable and which do not adversely affect any Holder’s rights.

16.           Defaults and Remedies.  Subject to the provisions of the Indenture, an Event of Default includes the occurrence of any of the following: (i) default in payment of principal or premium, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Repurchase at Holder’s Option, on a Repurchase Date with respect to a Repurchase Upon Repurchase Event or otherwise; (ii) default for thirty (30) days in payment of interest or liquidated damages (provided, that a failure to make any of the first six (6) scheduled interest payments on any Security within three (3) Business Days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure period); (iii) failure to timely provide, as required, an Option Purchase Notice or a Repurchase Event Notice; (iv) failure by the Company for sixty (60) days after notice is given, as specified in the Indenture, to it to comply with any of the Company’s other agreements in the Indenture or the Securities; (v) the Company’s failure to perform or observe any of its obligations under the Pledge Agreement (including any supplement thereto) or the Control Agreement or the failure of the Company’s representations and warranties set forth in such agreements to be true and correct, in all material respects, when deemed made; (vi) the Pledge Agreement ceasing to be in full force and effect or enforceable in accordance with its terms; (vii) certain payment defaults or the acceleration of other Indebtedness of the Company and the Subsidiaries or certain payment defaults on final judgments; and (viii) certain events of bankruptcy or insolvency involving Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture.  If an Event of Default specified in Section 6.01(ix) or (x) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders.  The Company must furnish an annual compliance certificate to the Trustee.

17.           Registration Rights.  The Holders are entitled to registration rights as set forth in the Registration Rights Agreement.  The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

18.           Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19.           No Recourse Against Others.  No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

20.           Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

21.           Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

Protein Design Labs, Inc.

34801 Campus Drive

Fremont, California 94555

[FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

[Check One]

(1)	to the Company or any Subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4)	pursuant to the exemption from registration under the Securities Act of 1933, as amended, other than under Rule 144A or Rule 144;

(5)	pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐ The transferee is an Affiliate of the Company.  (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two (2) years following the date of the transfer).

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Security into Common Stock of the, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:

Check the appropriate box:

☐                                     I elect to have the following principal amount of this Security purchased by the Company pursuant to Section 3.08 of the Indenture:

$
(in an integral multiple of $1,000)

If you checked the above box, then check the box below corresponding to the date on which you elect to have all or part of this Security purchased by the Company:

August 16, 2010:  ☐

August 16, 2013:  ☐

August 16, 2018:  ☐

If you checked the box next to August 16, 2013 or August 16, 2018, then check the appropriate box:

In the event the Company elects to pay the Option Purchase Price, in whole or in part, in shares of Common Stock, but the Option Purchase Price is ultimately to be paid entirely in cash because any of the conditions to payment of the Option Purchase Price in shares of Common Stock is not satisfied before the close of business on the Business Day immediately preceding the Option Purchase Date, you elect:

☐                                   to withdraw this Purchase Notice as to the following principal amount of this Security:

$
(in an integral multiple of $1,000)

or

☐                                   to receive cash in respect of the Option Purchase Price for that portion of the principal amount of this Security which I have elected above to be purchased by the Company pursuant to Section 3.08 of the Indenture

☐                                     I elect to have the following principal amount of this Security purchased by the Company pursuant to Section 3.09 of the Indenture:

$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITYa.

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature or authorized signatory of Trustee or Note Custodian

a   This is included in Global Securities only.

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

Protein Design Labs, Inc.

34801 Campus Drive

Fremont, California 94555

Attention: General Counsel

J.P. Morgan Trust Company, National Association

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attention: Corporate Trust Administration

Re:                               Protein Design Labs, Inc. (the “Company”) 2.75% Convertible Subordinated Notes due 2023 (the “Securities”)

Ladies and Gentlemen:

Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities or ________ shares of the Common Stock, $.01 par value per share, of the Company issuable on conversion of the Securities (“Stock”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a “Selling Security Holder” in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

C-1

EXHIBIT D

Form of Opinion of Counsel in Connection with Registration of Securities

J.P. Morgan Trust Company, National Association

560 Mission Street, 13th Floor

San Francisco, CA 94105

Attention: Corporate Trust Administration

Re:                               Protein Design Labs, Inc. (the “Company”) 2.75% Convertible Subordinated Notes due 2023 (the “Securities”)

Ladies and Gentlemen:

Reference is made to the Securities issued pursuant to the Indenture dated as of July 14, 2003 by and between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).  The Company issued $250,000,000 principal amount of Securities on July 14, 2003 [and an additional $__________________ on ______________, 2003 [IF THE INITIAL PURCHASERS’ OPTION IS EXERCISED]] in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-______) (the “Registration Statement”) relating to the registration under the Securities Act of $______________ principal amount of the Securities and the shares of Common Stock of the Company (the “Shares”) issuable upon conversion of the Securities being registered.  The Registration Statement was declared effective by order of the SEC dated _____________.

We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

D-1